SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

FOR DAVID A. PERDUE

(As Restated Effective January 1, 2005)

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

FOR DAVID A. PERDUE

(As Restated Effective January 1, 2005)

CONTENTS

DEFINITIONS

ELIGIBILITY TO PARTICIPATE

4

ELIGIBILITY FOR AND AMOUNT OF BENEFITS

4

VESTING

6

FORM AND COMMENCEMENT OF BENEFITS

6

AMENDMENT AND TERMINATION

10

MISCELLANEOUS

11

1346806.9

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

FOR DAVID A. PERDUE

(As Restated Effective January 1, 2005)

Pursuant to the terms of the Employment Agreement with David A. Perdue, Dollar General Corporation (the “Company”) has adopted a Supplemental Executive Retirement Plan for David A. Perdue (the “SERP”), effective April 2, 2003, in order to attract, retain and motivate the executive to excel as Chief Executive Officer of the Company.

Due to the enactment of Section 409A of the Code and the Company’s desire to establish a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code (as hereinafter defined) to hold certain assets in connection with benefits due under the SERP, the Company has determined that it is in its best interests and the best interests of David A. Perdue to restate the SERP as provided herein.

The Company intends the SERP as restated herein shall continue to be an unfunded plan maintained primarily for the purpose of providing deferred compensation within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974 (“ERISA”).

SECTION 1

DEFINITIONS

When used herein, the following words and phrases and any derivatives thereof shall have the meanings below unless the context clearly indicates otherwise.  Definitions of other words and phrases are set forth throughout the SERP.  Section references indicate Sections of the SERP unless otherwise stated.

1.1

“Actuarial Equivalent” means equal value computed on the basis of (i) the UP-94 Mortality Table (sex-distinct), and (ii) a discount rate of 6.0%, compounded annually.

1.2

“Agreement” means the Employee’s Employment Agreement dated April 2, 2003, as the same may be amended or replaced from time to time.

1.3

“Applicable Annual Bonus” has the meaning set forth in the Agreement.

1.4

“Base Salary” has the meaning set forth in the Agreement.

1.5

“Board of Directors” means the Board of Directors of the Company.

1.6

“Change in Control” has the meaning set forth in the Agreement.

1.7

“Code” means the Internal Revenue Code of 1986 as amended from time to time, , and, to the extent not inconsistent therewith, regulations and other guidance issued thereunder.

1.8

“Company” means Dollar General Corporation and any successor thereto.

1.9

“Compensation” means the Employee’s Base Salary plus annual incentive “team share” bonus paid for a fiscal year.

1.10

“Compensation Committee” means the Compensation Committee of the Board of Directors of the Company.

1.11

“Disability” means being “disabled” for purposes of Section 409A(a)(2)(C) of the Code.

1.12

“Early Retirement Factor” means 100% minus 0.41667% times the number of months by which the Employee’s age at his Early Retirement Date precedes his age 60.

1.13

“Employee” means David A. Perdue.

1.14

“Final Average Compensation” means the average of the Employee’s Compensation for the three (3) out of the last ten (10) consecutive fiscal years of service preceding retirement or termination of employment (or such fewer years of consecutive fiscal years of service if the Employee does not have ten consecutive fiscal years of service) in which the Employee’s Compensation was the highest.  Fiscal year means the Company’s fiscal year.

1.15

“Good Reason” has the meaning set forth in the Agreement.

1.16

“Joint and 50% Survivor Annuity” means an annuity payable for the life of the Employee, and, if the Employee predeceases his spouse, his Surviving Spouse shall receive a reduced benefit payable for her lifetime.  The Surviving Spouse’s benefit is the Actuarial Equivalent of a straight life annuity of 50% of the Employee’s benefit payable to a woman the same age as the Employee at his death.

1.17

“SERP” means the Supplemental Executive Retirement Plan for David A. Perdue as contained herein and as hereafter amended from time to time.

1.18

“Supplemental Plan Benefit” means the benefit payable in accordance with the SERP.

1.19

“Surviving Spouse” means the person to whom the Employee is legally married on his date of death.

1.20

“Termination for Cause” or “Cause” has the meaning set forth in the Agreement.

1.21

“Trust” means the trust agreement, which shall be entered into no later than December 31, 2006, by and between the Company and the Trustee under which assets are held in connection with providing benefits under the SERP and defraying the cost of administration of the SERP and the Trust.

1.22

“Trustee” means the trustee of the Trust.

1.23

“Years of Credited Service” means a twelve (12) consecutive month period commencing on Employee’s effective date of employment and any subsequent twelve (12) consecutive month period commencing on an annual anniversary of such employment date.  Paid and authorized leaves of absence do not cause a break in consecutive employment periods.  Years of Credited Service shall be utilized for purposes of determining eligibility for Normal and Early Retirement, vesting percentages, and for calculating the Supplemental Plan Benefit.  In the normal course of employment, service shall be credited in accordance with the following schedule:

If termination from the Company occurs on or after	Years of Credited Service
April 2, 2004	2
April 2, 2005	4
April 2, 2006	6

April 2, 2007	8
April 2, 2008	10
April 2, 2009	11
April 2, 2010	12
April 2, 2011	13
April 2, 2012	14
April 2, 2013	15

In the event the Employee is granted Years of Credited Service in accordance with Section 3.6 or 3.7, each such Year of Credited Service shall be treated as two (2) years in accordance with the above schedule until Employee has accrued or has been deemed to accrue ten (10) Years of Credited Service.  Thereafter, each additional year shall be treated as one (1) Year of Credited Service to a maximum of fifteen (15) Years of Credited Service.

SECTION 2

ELIGIBILITY TO PARTICIPATE

Only the Employee shall be eligible to participate in the SERP.  In the event the Employee elects a Joint and 50% Survivor Annuity and predeceases his Surviving Spouse, she shall also participate as a beneficiary until her death.

SECTION 3

ELIGIBILITY FOR AND AMOUNT OF BENEFITS

3.1

Normal Retirement Benefit.  The Normal Retirement Benefit of the Employee shall be a Supplemental Plan Benefit payable as a Joint and 50% Survivor Annuity, commencing as provided in Section 5 and equal to 25% of Final Average Compensation.  The Normal Retirement Benefit shall be payable if the Employee retires on his Normal Retirement Date.

3.2

Early Retirement Benefit.  If the Employee retires on his Early Retirement Date, the Early Retirement Benefit of the Employee shall be a Supplemental Plan Benefit payable as a Joint and 50% Survivor Annuity, commencing as provided in Section 5 and equal to 25% of Final Average Compensation multiplied by (x) the ratio of Years of Credited Service at his Early Retirement Date to 15 times (y) the Early Retirement Factor.

3.3

Late Retirement Benefit.  If the Employee retires on his Late Retirement Date, the Late Retirement Benefit of the Employee shall be the Supplemental Plan Benefit calculated as set forth in Section 3.1 above and based on his Final Average Compensation as of his Late Retirement Date and commencing as provided in Section 5.

3.4

Disability.  In the event the Employee incurs a Disability, the Employee will receive a benefit calculated as set forth in Section 3.1 above and commencing as provided in Section 5.  For purposes of calculating his Final Average Compensation, the Employee’s Base Salary as in effect on his date of termination shall be used as his Base Salary for his deemed additional Years of Credited Service and his Applicable Annual Bonus shall be used as his bonus for such additional Years of Credited Service.

3.5

Death Prior to Termination of Employment.  If the Employee dies after he is eligible for an Early or Normal Retirement Benefit, but prior to retirement from or other termination of employment with the Company, his Surviving Spouse, if any, shall be entitled to a Supplemental Plan Benefit determined in accordance with Section 3.1 and 3.2 based on the Employee’s Years of Credited Service and Final Average Compensation as of his date of death.  The Surviving Spouse shall receive the Surviving Spouse’s benefit under a Joint and 50% Survivor Annuity as if the Employee had retired on his date of death as provided in Section 5.

3.6

Termination without Cause.  If the Employee incurs a termination of employment for reasons other than Cause, the Employee shall be entitled to a Supplemental Plan Benefit determined in accordance with Section 3.1 and 3.2 based on the Employee’s Years of Credited Service and Final Average Compensation as of his termination of employment, as adjusted as provided in this Section 3.6 and commencing as provided in Section 5.  In such case, the Employee will be treated for purposes of the SERP as having five (5) additional Years of Credited Service with the Company.  For purposes of calculating his Final Average Compensation under the SERP, the Employee’s Base Salary as in effect on the date of Employee’s termination shall be used as his Base Salary for Employee’s deemed additional Years of Credited Service and the Employee’s Applicable Annual Bonus shall be used as his bonus for such additional fiscal Years of Credited Service.

3.7

Change in Control.  If the Employee incurs a termination of employment for reasons other than Cause at any time during the two-year period following a Change in Control or he shall voluntarily terminate his employment with the Company for Good Reason at any time during the two-year period following a Change in Control, the Employee shall be entitled to a Supplemental Plan Benefit determined in accordance with Section 3.1 and 3.2 based on the Employee’s Years of Credited Service and Final Average Compensation as of his termination of employment, as adjusted as provided in this Section 3.7 and commencing as provided in Section 5.  In such case, the Employee shall be treated for purposes of the SERP as having five (5) additional Years of Credited Service with the Company.  For purposes of calculating his Final Average Compensation under the SERP, the Employee’s Base Salary as in effect on the date of termination or, if higher, as of the date immediately preceding the Change in Control, shall be used as his Base Salary for Employee’s deemed additional Years of Credited Service, and the Employee’s Applicable Annual Bonus shall be used as his bonus for such additional Years of Credited Service.

SECTION 4

VESTING

The Employee’s Supplemental Plan Benefit will become 100% vested after ten (10) Years of Credited Service.  Notwithstanding that the Employee’s benefit may become 100% vested under the foregoing sentence, no payment of a vested benefit may be made unless and until the Employee ceases employment with the Company due to retirement, death, Disability or otherwise as contemplated in Sections 3 and 5; the Employee and his Surviving Spouse shall forfeit all rights to a Supplemental Plan Benefit if the Employee is terminated for Cause; and any vested benefits under the Plan may be forfeited upon the Employee’s failure to timely provide a Release pursuant to Section 5.2(g).

SECTION 5

FORM AND COMMENCEMENT OF BENEFITS

5.1

Form of Benefits.  The normal form of payment to the Employee of his Supplemental Plan Benefit is a lump sum distribution calculated as the Actuarial Equivalent of his Normal Retirement Benefit.  Subject to the requirements of Section 5.3, the Employee may elect that his Supplemental Plan Benefit payable to him or to him and his Surviving Spouse pursuant to Section 3 be paid in any life annuity form that is the Actuarial Equivalent of the Supplemental Plan Benefit payable as a Joint and 50% Survivor Annuity.  Prior to January 1, 2007 (or any later date permitted under transitional rules under Section 409A of the Code), the Employee’s election of an optional form of benefit must be in writing and must be received by the Company no later than twelve (12) months prior to the date on which he actually begins to receive the benefit and must be made by December 31, 2005 or, so long as any election in 2006 does not accelerate payments to 2006 from a later year nor defer payments from 2006 to a later year, by December 31, 2006 (or any later date permitted under transitional rules under Section 409A of the Code). Thereafter, the

Employee’s election of an optional form of benefit must be in writing and must be received by the Company no later than twelve (12) months prior to the date on which he actually begins to receive the benefit and must provide for a five (5) year delay in payment as required by Section 409A(a)(4)(C) of the Code in the case of a payment election not related to Disability or death.  Notwithstanding the foregoing, if the Employee has timely elected and has in force an election that his Supplemental Plan Benefit payable to him or to him and his Surviving Spouse pursuant to Section 3 be paid in a life annuity form(as defined for purposes of Section 409A of the Code), he may change the form of payment to another such life annuity form which is the actuarial equivalent of former life annuity form, based on reasonable actuarial assumptions which produce an actuarially equivalent annuity payment as determined for purposes of Section 409A of the Code, without the five (5) year delay in payment normally required by the preceding sentence.  If not timely received, any such election shall have no effect.  Should there be a final determination by a court of competent jurisdiction or through a binding agreement or settlement, prior to the receipt of all benefits hereunder, that a subsequent election to defer is a violation of the constructive receipt doctrine or any other legal doctrine or theory which would preclude the continued deferral of recognition of income, then this provision will be null and void, and the Employee will be deemed to have elected a lump sum benefit as the form of distribution effective as of such final determination.

5.2

Commencement.  The following rules are subject to Section 5.3.

(a)

The Employee shall commence receipt of a Supplemental Plan Benefit entitlement pursuant to Section 3.1, 3.2 or 3.3 upon his retirement in connection with his separation from service with the Company and its controlled group members (as determined pursuant to Section 414(b) and (c) of the Code) beginning on the following applicable date or, if later and if the distribution to the Employee is subject to delay by reason of Section 409A(a)(2)(b)(i) of the Code, six (6) months after his separation from service:

(1)

“Normal Retirement Date,” which is the first day of the month coincident with or next following the month as of which the Employee separates from service having fifteen (15) Years of Credited Service or, if later, attainment of age sixty (60),

(2)

“Early Retirement Date,” which is the first day of any month prior to the Employee’s Normal Retirement Date and coincident with or next following the month in which the Employee separates from service having at least ten (10) Years of Credited Service, and

(3)

“Late Retirement Date,” which is the first day of the month coincident with or next following the Employee’s separation from service after his Normal Retirement Date.

(b)

The Employee shall commence receipt of his Supplemental Plan Benefit entitlement pursuant to Section 3.4 due to his incurring a Disability upon what would have been his Normal Retirement Date if he had continued to work for the Company but for such Disability until such date.  If the Employee recovers from a Disability prior to commencement of receipt of a benefit, and the Employee does not return to work for the Company, or if the Employee’s period of Disability ceases by reason of death prior to commencement of a benefit, employment with the Employer will be deemed terminated as of the day of recovery or death and in such event the Employee or Surviving Spouse, as the case may be, will be entitled only to the benefit otherwise provided under Sections 3 and 5.

(c)

The Employee shall commence receipt of a Supplemental Plan Benefit entitlement pursuant to Section 3.6 due to his separation from service with the Company and its controlled group members (as determined pursuant to Section 414(b) and (c) of the Code) for any reason other than retirement, death, Disability or Termination for Cause at his Early, Normal or Late Retirement Date, as applicable, which occurs coincident with or next following his cessation of employment or, if later and if the distribution to the Employee is subject to delay by reason of Section 409A(a)(2)(b)(i) of the Code, six (6) months after his separation from service.

(d)

The Employee shall commence receipt of a Supplemental Plan Benefit entitlement pursuant to Section 3.7 due to his separation from service with the Company and its controlled group members (as determined pursuant to Section 414(b) and (c) of the Code) for reasons other than Termination for Cause within the two (2) year period following a Change in Control or upon separation from service for Good Reason during such two (2) year period at his Early, Normal or Late Retirement Date, as applicable, which occurs coincident with or next following his separation from service, provided that if such payment is not considered a payment in connection with a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code, if the distribution to the Employee is subject to delay by reason of Section 409A(a)(2)(b)(i) of the Code, then such payment shall not commence until six (6) months after his separation from service.

(e)

The Surviving Spouse shall commence receipt of a Joint and 50% Survivor Annuity entitlement pursuant to Section 3.5 on the first day of the month following the Employee’s death provided that no such benefit shall commence if Employee has prior to his death commenced to receive distribution of the Supplemental Plan Benefit.

(f)

If the Employee dies after the commencement of payment of his Supplemental Plan Benefit, then no benefit shall be paid under the SERP except the continuation of any survivor or guaranteed payments which may be due under the form of payment in effect at his death.

(g)

If the Agreement requires that the Employee effectuate a Release prior to commencement of payments, including but not limited to his Supplemental Plan Benefit, then such requirement must also be met under this Section 5, and if the Release is provided more than two and one-half (2-1/2) months after the date payment would otherwise commence under this Section 5, any payment which would otherwise have been made prior to the receipt of the Release shall be forfeited.

(h)

If payment to the Employee is delayed until six (6) months after his separation from service with the Company and its controlled group members pursuant to Section 5.2(a), (c) or (d), then each and any periodic payment which otherwise would have been paid during the six (6) month deferral period shall be paid in a lump sum on the date payment does commence and each such deferred payment shall have added to it interest calculated at the discount rate for determining Actuarial Equivalence under the SERP.

(i)

Notwithstanding the foregoing provisions herein, the following shall apply:

(1)

Payment may be delayed for a reasonable period in the event the payment is not administratively practical due to events beyond the recipient’s control such as where the recipient is not competent to receive the benefit payment, there is a dispute as to amount due or the proper recipient of such benefit payment, additional time is needed to calculate the amount payable, or the payment would jeopardize the solvency of the Company.

(2)

Payments shall be delayed in the following circumstances:

(A)

Where the Company reasonably anticipates that the payment will violate the terms of a loan agreement to which the Company is a party and that the violation would cause material harm to the Company; or

(B)

Where the Company reasonably anticipates that the payment will violate Federal securities laws or other applicable laws;

provided that any payment delayed by operation of this paragraph (2) will be made at the earliest date at which the Company reasonably anticipates that the payment will not be limited or cause the violations described.

5.3

Nonqualified Deferred Compensation Plan Omnibus Provision.

(a)

It is intended that any benefit which is provided pursuant to or in connection with the SERP or the Trust which is considered to be nonqualified deferred compensation subject to Section 409A of the Code shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance.  The Compensation Committee is authorized to amend or declare void any election under the SERP in such manner as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with Section 409A of the Code.

(b)

It is specifically intended that all elections, consents and modifications thereto under the SERP will comply with the requirements of Section 409A of the Code (including any transition or grandfather rules thereunder).  The Compensation Committee is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Section 409A of the Code (including any transition or grandfather rules thereunder).

SECTION 6

AMENDMENT AND TERMINATION

The SERP may be amended or terminated only by a writing signed by both the Company and Employee.  The SERP is based on the current provisions of the law applicable to such types of plan.  If there is a material change in the law, the Company will work with Employee in good faith to provide a comparable or amended plan taking into account any such changes in the law.  In the event the benefit accrual under the SERP is frozen, payment of vested benefits under the

SERP shall nevertheless be made pursuant to Section 5.  Any termination of the SERP shall be effected in conformity with the requirements of Section 409A of the Code.

SECTION 7

MISCELLANEOUS

7.1

No Effect on Employment Rights.  Nothing contained herein will confer upon the Employee the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with the Employee without regard to the existence of the SERP.

7.2

Funding.  The SERP at all times shall be unfunded such that Supplemental Plan Benefits shall be paid solely from the general assets of the Company and/or the Trust.  Neither the Employee nor his Surviving Spouse shall have any interest in any particular assets of the Company and/or the Trust by reason of the right to receive a benefit under the SERP and the Employee or his Surviving Spouse shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the SERP.  Nothing contained in the SERP and/or the Trust shall constitute a guaranty by the Company or any other entity or person that the assets of the Company and/or the Trust will be sufficient to pay any benefit hereunder.  Neither the Trust nor its assets shall be located or transferred outside the United States.

7.3

Administration. The Compensation Committee shall administer the SERP.  The Compensation Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the SERP.

7.4

Disclosure. The Employee shall be a signatory to and shall receive a copy of the SERP.

7.5

State Law.  The SERP is established under and will be construed according to the laws of the State of Tennessee, to the extent that such laws are not preempted by ERISA and valid regulations published thereunder.

7.6

Spendthrift Provisions.  No benefit payable under the SERP or by the Trust will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee.  Any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt will be void.  The Company and the Trustee will not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under the SERP.  The amounts payable under the SERP or by the Trust will be exempt from the claims of the Employee’s creditors to the fullest extent permitted by law.

7.7

Incapacity of Recipient.  In the event the Employee or Surviving Spouse is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under the SERP (including any payments from the Trust) to which such person is entitled shall be paid to such conservator or other person legally charged with the care of this person or his estate.  Except as provided above in this Section, when the Compensation Committee in its sole discretion, determines that a Employee or Surviving Spouse is unable to manage his or her financial affairs, the Compensation Committee may direct the Company or the Trustee to make distributions to a duly authorized person for the benefit of such Employee or Surviving Spouse.

7.8

Unclaimed Benefit.  The Employee shall keep the Compensation Committee informed of his current address and the current address of his spouse.  The Compensation Committee shall not be obligated to search for the whereabouts of any person.  If the location of the Employee is not made known to the Compensation Committee within three (3) years after the date on which any payment of the Employee’s Supplemental Plan Benefit may be made, payment may be made as though the Employee had died at the end of the three-year period.  If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Employee, the Compensation Committee is unable to locate any Surviving Spouse of the Employee, then the Company shall have no further obligation to pay any benefit hereunder to such Employee or Surviving Spouse or any other person and such benefit shall be irrevocably forfeited.

7.9

Limitations on Liability.  Notwithstanding any of the preceding provisions of the SERP, except for payment of Supplemental Plan Benefits and expense reimbursements, if any, due under the SERP by the Company and/or from the Trust, neither the Company, the Trustee nor any individual acting as an agent of the Company or as a member of the Compensation Committee shall be liable to the Employee, Surviving Spouse or any other person for any claim, loss, liability or expense incurred in connection with the SERP or the Trust.

7.10

Claims Procedure.  The Compensation Committee has full discretion and the exclusive right to determine eligibility for benefits under the SERP pursuant to its terms.  The determination of the Compensation Committee may only be appealed to the Board of Directors.

The foregoing shall not eliminate or reduce the authority and powers of the Trustee under the Trust.

7.11

No Enlargement of Rights.  The Employee will have no right to or interest in any portion of the SERP and/or the Trust except as specifically provided in the SERP and/or the Trust.

7.12

Withholding for Taxes.  Payment under the SERP or from the Trust will be subject to withholding for payroll taxes as required by law, including federal, state and local income taxes and FICA taxes.

7.13

Employee’s Expense in Dispute Resolution.  The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of a contest, arbitration, litigation or other dispute resolution or legal action in which the Employee substantially prevails, whether instituted by or against the Company, the Employee, any director, officer, shareholder or other person affiliated with the Company, or any successor thereto in any jurisdiction, of the validity or enforceability of, or liability under, any provision of the SERP or the Trust or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to the SERP or the Trust), plus in each case interest on any delayed payment at the lower of 1) the Wall Street Journal Prime Rate or 2) the applicable Federal mid-term rate provided for in Section 1274(d) of the Code, compounded semi-annually.

7.14

All Prior Agreements Superseded.  The SERP, as set forth in this document, is intended to provide the benefit described in Exhibit A of the Agreement.  As such, the Agreement, the SERP and the Trust should be read together to determine Employee’s rights to a Supplemental Plan Benefit.  The Agreement, the SERP and the Trust constitute the sole and complete understanding between the Company and the Employee with respect to all issues arising from the Company’s obligation under the Agreement.  Except with respect to the terms of the Agreement, the SERP and the Trust replace and supersede all previous written documents and all oral agreements, of any nature whatsoever, regarding the Company’s obligation to provide such supplemental retirement benefits (but only such benefits) and expense reimbursements, if any, to the Employee, and the Employee has indicated his acknowledgement of said fact by signing this agreement in the space below.

7.15

Reduction of Benefit for Advance to Pay Taxes.  In the event the Employee or his beneficiary receives a distribution or payment (including interest and penalties) in connection with the taxation of a SERP benefit before the regular time for payment pursuant to the SERP or the Trust, then the benefits payable to the Employee and/or his beneficiary under the SERP shall be reduced by the Actuarially Equivalent value of such distribution (other than the amount for interest or penalties) with such reduction to be made on a pro-rata basis over the remaining term of benefit payments under the SERP.  If any such distribution exceeds benefits payable under the SERP, then the Employee, his beneficiary or estate of the Employee or his beneficiary receiving the same shall be obligated to return that part of such distribution to the Company which exceeds benefits payable under the SERP.

IN WITNESS WHEREOF Dollar General Corporation has caused this restatement of the SERP to be executed by its authorized officer this 25th day of January, 2006, to be effective as of January 1, 2005.

DOLLAR GENERAL CORPORATION

By:	/s/ Challis M. Lowe
Its:	Executive Vice President, Human Resources

“EMPLOYEE”

/s/ David A. Perdue
David A. Perdue

Witnessed By:	/s/ Susan S. Lanigan